UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934

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HC2 Holdings, Inc.

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HC2 H OLDINGS , I NC . © HC2 Holdings, Inc. 2020 © HC2 HOLDINGS, INC. 2020 MG Capital’s Charade Continues April 2020

© 2020 H C 2 H OLDINGS , I NC . © HC2 HOLDINGS, INC. 2020 © HC2 HOLDINGS, INC. 2020 Who is Michael Gorzynski ? Who is Really Behind Him? Why is Mr. Gorzynski more concerned with tabloid sensationalism than protecting stockholder funds and HC2’s future? 1 Mr. Gorzynski’s lurid attacks on Philip Falcone and HC2’s Board continue in a destructive effort to distract stockholders from his short - term and potentially value destroying agenda “Mr. Falcone should not be the steward of capital and has destroyed value...” … yet Mr. Gorzynski claims that there is $9/share of value in the assets that Mr. Falcone prudently acquired  Mr. Gorzynski’s aggressive consent solicitation is simply a self - aggrandizing vanity project to put his previously unknown name out there in the press and he is doing so at the cost of you, our stockholders  Just who or what is guiding Mr. Gorzynski’s sensationalist fixations on Mr. Falcone, our insurance subsidiary’s fully disclosed alternative investments and other faux “controversies” in order to deflect stockholder focus from MG Capital’s lack of experience and misguided plan ? ? Whose interests does Mr. Gorzynski truly represent?

© 2020 H C 2 H OLDINGS , I NC . © HC2 HOLDINGS, INC. 2020 © HC2 HOLDINGS, INC. 2020 The Enigma of Mr. Gorzynski and MG Capital Why can’t Mr. Gorzynski provide any details around his self - proclaimed successful track record? 2  ... making an investment as a principal or investing in any other company other than HC2  ... raising any capital  ... operating a company in any senior capacity  ... having to meet payroll demands  ... executing an acquisition  ... closing on a sale of a business  ... managing a business or participating in growing a business other than MG Capital, around which Mr. Gorzynski has yet to publicly disclose any details  ... having a seat on a public company board , let alone as an observer There is NO public record of Mr. Gorzynski ever... Mr. Gorzynski discloses NO details around MG Capital, Percy Rockdale or Rio Royal, including the size of the funds, investment history, organizational structure or anyone on his operational team

Mr. Gorzynski Has No Ostensible Track Record to Back Up His Self-Aggrandizing Statements

Where is Mr. Gorzynski's professed "established investment track record" from MG Capital, Percy Rockdale or anywhere else that he has worked?

How do Mr. Gorzynski's self-proclaimed statements…

- ? "… proven investor with two decades of experience successfully operating at the highest levels of business …"
- ? "… fortune 100 mentality… "
- ? "… pristine record …"
- ? "… elite institutions …"
- ? "… fully equipped …"
- ? "… premier cross-sector investor …"
- ? "… superior qualifications …"
- ? "….exceptionally-capable operator …"

ISS has recommended <u>against</u> consenting to the election of Mr. Gorzynski, and recognized Mr. Gorzynski's lack of experience as a public company executive or director

… align to his clearly limited professional background?

- × 3 junior-finance level jobs in 5 years
- × 1 summer internship
- × Obtained his MBA over 2 years
- × ~3.5 years working for Third Point
- × ~8+ years running MG Capital which has <u>no</u> public record of ever making an investment outside of investing in HC2

Something doesn't add up

How is it that Mr. Gorzynski is the only nominee to have "yes" on all relevant attributes and skills compared to all others, even his own slate?[(1)]

(1) On page 29 of MG Capital's April 17, 2020 presentation, Mr. Gorzynski claims to have experience in all areas relevant to HC2.

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MG Capital's Continued Attacks on HC2's Insurance Business Demonstrate a Clear Lack of Insurance Expertise

No Substantiated Expertise

- **None of the three dissident nominees** with purported "insurance experience" **have any independently-validated expertise** (including self-proclaimed "insurance expert" Michael Gorzynski)
- Michael Gorzynski's purported InnovaCare experience relates to a health insurance business, which is completely different than Continental's business

Little or No Understanding of Insurance

- MG Capital's **baseless critiques demonstrate a lack of understanding of insurance**
- **HC2 does *not* guarantee the reserves of Continental** — the arrangement is based on *capital*, not reserves. **As a true "insurance expert" would know**, capital is based on both assets *and* liabilities

Internally Inconsistent "Plan"

- MG Capital cannot get its position straight: MG Capital **calls Continental a "core asset" but** at the same time **states that it should be split off or spun out**

  Has Mr. Gorzynski thought through his "plan"?

  - In its April 13th presentation (pages 75-76), MG Capital calls for a split off or spin out of Continental
  - However, in the same April 13th presentation (page 13), **MG Capital contradicts itself** by claiming Continental is a "core asset" to be held onto under its "plan"

Mr. Gorzynski's demonstrated lack of expertise in insurance warrants stockholder concern around his ability to lead HC2

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© 2020 H C 2 H OLDINGS , I NC . © HC2 HOLDINGS, INC. 2020 © HC2 HOLDINGS, INC. 2020 The Truth Behind MG Capital’s False Claims Why would you trust MG Capital knowing the TRUE answers to these questions? 5 MG Capital is the WRONG catalyst to take HC2 forward: MG Capital... Is run by an experienced, honest and proven investor? x No known track record x Running a consent solicitation based on false narratives Possesses a pristine record without regulatory issues? x No substantiated record of any such claims Has closely analyzed HC2 and its assets for years? x Has only been a stockholder of record since December 2019 Is a sizeable stockholder with no ulterior motives? x Attempting to gain control of the company with only 5% ownership

The Truth Behind MG Capital's False Claims (Cont'd)

MG Capital is the WRONG catalyst to take HC2 forward:

MG Capital...

~~Possesses a plan to help HC2 avert bankruptcy? Has a strategy to produce an estimated $9/share in value?~~

- ✓ Has a plan to **prematurely sell** HC2's non cash-flow producing **assets**
- ✓ Has a plan to focus on HC2's **matured, low-growth assets**

~~Is using its own capital to fund this solicitation...~~

- ✓ ...but will ask to be **reimbursed**

~~Has recruited a world-class slate of director nominees?~~

- ✓ 4 of the 6 nominees have **no** relevant **public Board experience**
- ✓ **All nominees lack** relevant **diversified holding company experience**

Why would you trust MG Capital knowing the TRUE answers to these questions?

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Mr. Falcone is Trusted By Stakeholders

Rustin Roach
DBM Global, Inc.
Chief Executive Officer

"HC2's fulsome support of DBM Global's management enabled us to grow to $75M of adjusted EBITDA in 2019, from $45M in 2014. This support has allowed DBM Global to implement and deploy a platform growth strategy that has generated greater and more recurring revenue streams, creating additional value for stakeholders"

Drew West
American Natural Gas, LLC
Founder & Chief Executive Officer

"Phil and HC2's team have been extremely supportive in helping us reach our successes to date and have set us up for an even brighter future"

Mr. Falcone continues to deliver value as evidenced by the testimony of stakeholders

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© 2020 H C 2 H OLDINGS , I NC . © HC2 HOLDINGS, INC. 2020 © HC2 HOLDINGS, INC. 2020 The Choice is Clear 8 Mark the “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly qualified directors Act today and make your voice heard regarding the future of HC2 VOTE ON THE WHITE CONSENT REVOCATION CARD www.HC2vision.com REVOKE MY CONSENT

Disclaimer

<u>**Cautionary Statement Regarding Forward-Looking Statements**</u>

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might" or "continues" or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2's expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2's leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2's Broadcasting and Energy businesses and unlocking value at HC2's Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the "SEC"), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2's common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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